Exhibit 99.1
Porch Group Reports Third Quarter 2026 Results
Insurance Services Revenue Growth of 39% YoY; Reciprocal Policies Written¹ Growth of 42% YoY

SEATTLE, October 28, 2026 (BUSINESS WIRE) – Porch Group, Inc. (“Porch,” “the Company,” “we,” “our,” “us”) (NASDAQ: PRCH), a new kind of homeowners insurance company, today reported third quarter results through September 30, 2026, that exceeded our expectations. As a result, the Company raised guidance for the remainder of the year.
CEO Summary
“Porch continues to execute at a high level. In Q3, we rapidly grew Reciprocal Policies Written¹ 42% year-over-year, more than doubled Adjusted EBITDA (Excluding Reciprocal)² versus the prior-year period, generated strong Adjusted EBITDA (Excluding Reciprocal)² conversion to cash for Porch shareholders, further improved our leverage ratio to the low end of our targeted range, and raised our full-year outlook again. Importantly, Insurance Services is operating as a Rule of 80 business in a soft insurance market, reinforcing our confidence that the model we have built can perform across market cycles. Our proprietary data, disciplined underwriting, expanding distribution, and largely fixed cost base are creating a powerful combination of growth and operating leverage.
“With that organic foundation firmly in place, we are excited to further accelerate our growth through the pending acquisition of Allied Trust. This is a high-quality insurance business that would add scale, products, geographic reach, an experienced team, and more than a decade of operating data. We believe Porch can make those assets even more valuable over time through our proprietary property data, distribution network, and insurance operating capabilities. Allied Trust is expected to strengthen an already compelling growth profile and position Porch for a meaningful step forward in 2027,” said Matt Ehrlichman, Chief Executive Officer, Chairman and Founder.

Third Quarter 2026 Key Financial Highlights
•Consolidated revenue was $143.9 million, up 13% YoY. Porch-Owned Segments Revenue (Excluding Reciprocal)², representing the revenue contributions across the Porch-owned businesses, was $140.8 million, up 22% YoY, led by Insurance Services revenue of $102.8 million, up 39% YoY.
•Net income attributable to Porch was $12.2 million.
•Adjusted EBITDA (Excluding Reciprocal)² of $44.5 million grew 116% YoY, largely driven by $161.0 million of Reciprocal Written Premium (“RWP”)¹ and 42% YoY growth in Reciprocal Policies Written¹.
•Consolidated gross profit was $107.9 million. Porch-Owned Segments Gross Profit (Excluding Reciprocal)², representing the gross profit contributions across the Porch-owned businesses, grew 28% YoY to $120.8 million.

Third Quarter 2026 Operational Highlights
•Top-of-funnel expansion continued, with Q3 2026 producing agency branch locations rising 114% from Q3 2025 and quote volumes rising 79% from Q3 2025.
•Conversion continued to track well above prior-year levels, supporting Q3 2026 RWP¹ from new customers growth of 178% YoY.
•Reciprocal Policies Written¹ grew 42% YoY, an acceleration in the rate of YoY growth relative to Q2 2026 (38% YoY).
•Capacity remained strong with Q3 2026 statutory surplus at the Porch Reciprocal Exchange (the “Reciprocal”) of $174.4 million, up $22 million versus Q3 2025.

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1 See Key Performance Measures and Operating Metrics section for definitions of metrics.
2 Adjusted EBITDA (Excluding Reciprocal), Porch-Owned Segments Revenue (Excluding Reciprocal), and Porch-Owned Segments Gross Profit (Excluding Reciprocal) are non-GAAP measures. See Non-GAAP Financial Measures section.

The following table presents the Company’s unaudited segment operating results for the current quarter.

Unaudited		Three Months Ended September 30, 2026
(dollar amounts in thousands)		Insurance Services	Software & Data	Consumer Services	Reciprocal
Revenue	(a)	$102,815	$22,329	$18,309	$58,141
Cost of revenue	(b)	11,635	5,548	2,810	20,932
Gross Profit		91,180	16,781	15,499	37,209
Gross Margin		89%	75%	85%	64%

Operating expenses:
Selling and marketing	(c)	41,705	8,656	10,034	9,756
Product and technology		2,502	5,533	980	2,194
General and administrative	(d)	4,753	2,034	2,182	29,527
Interest expense on intercompany surplus notes					3,577
Other expense (income)		(5,330)	(1)	(132)	(2,929)
Income (loss) before income taxes					(4,916)
Income tax benefit					1,746
Net income (loss)					$(3,170)
Add back:
Depreciation and amortization		(137)	(2,657)	(560)
Stock-based compensation costs		(1,757)	(847)	(354)
Interest expense		—	—	(1)
Other gains and losses		(682)	(153)	134
Adjusted EBITDA	(e)	$50,126	$4,216	$3,216
Adjusted EBITDA Margin	(e)	49%	19%	18%
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(a)Includes $2.7 million of intercompany revenue between Insurance Services, Software & Data, and Consumer Services and $55.1 million of intercompany revenue between Insurance Services and the Reciprocal.
(b)Includes $4.9 million of intercompany cost of revenue between Insurance Services and the Reciprocal.
(c)Includes $2.7 million of intercompany selling and marketing expense between Insurance Services, Software & Data, and Consumer Services and $24.4 million of intercompany selling and marketing expense between Insurance Services and the Reciprocal.
(d)Includes $25.7 million of intercompany general and administrative expense between Insurance Services, Software & Data, Consumer Services, and corporate functions (collectively) and the Reciprocal.
(e)Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. See Non-GAAP Financial Measures section.
The following table reconciles segment Adjusted EBITDA to Adjusted EBITDA (Excluding Reciprocal).

Unaudited		Three Months Ended September 30, 2026
Insurance Services Adjusted EBITDA		$50,126
Software & Data Adjusted EBITDA		4,216
Consumer Services Adjusted EBITDA		3,216

Corporate general and administrative expenses (excluding depreciation, amortization, impairments, stock-based compensation expense, restructuring & other costs, and acquisition & other transaction costs)	(a)	$(9,307)
Corporate product and technology expenses (excluding depreciation, amortization, and stock-based compensation expense)	(b)	(3,760)
Corporate selling and marketing expenses (excluding stock-based compensation expense)	(c)	(276)
Corporate interest income		284
Other corporate income (expense), net		—
Corporate unallocated items		$(13,059)

Adjusted EBITDA (Excluding Reciprocal)	(d)	$44,499
Net income (loss) attributable to Porch		$12,185
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(a)Excludes $0.9 million of depreciation and amortization, $7.5 million of stock-based compensation costs, and $(0.1) million of other items that are omitted from Adjusted EBITDA (Excluding Reciprocal).
(b)Excludes less than $0.1 million of depreciation and amortization, $0.8 million of stock-based compensation costs, and $0.1 million of other items.
(c)Excludes $0.1 million of stock-based compensation costs.
(d)Adjusted EBITDA (Excluding Reciprocal) is a non-GAAP measure. See Non-GAAP Financial Measures section.

The following table presents the Company’s unaudited segment operating results for the same quarter of the prior year.

Unaudited		Three Months Ended September 30, 2025
(dollar amounts in thousands)		Insurance Services	Software & Data	Consumer Services	Reciprocal
Revenue	(a)	$73,845	$24,635	$19,367	$51,941
Cost of revenue	(b)	11,595	6,480	2,758	11,509
Gross Profit		62,250	18,155	16,609	40,432
Gross Margin		84%	74%	86%	78%

Operating expenses:
Selling and marketing	(c)	35,719	9,832	11,644	4,896
Product and technology		2,583	4,864	1,224	587
General and administrative	(d)	5,147	2,564	2,479	20,731
Interest expense on intercompany surplus notes					3,756
Other expense (income)		(5,240)	(11)	(109)	(2,575)
Income (loss) before income taxes					13,037
Income tax expense					3,162
Net income (loss)					$9,875
Add back:
Depreciation and amortization		(84)	(3,409)	(808)
Stock-based compensation costs		(1,183)	(593)	(422)
Interest expense		—	—	—
Mark-to-market gains		—	—	8
Other gains and losses		8	(220)	100
Adjusted EBITDA	(e)	$25,300	$5,128	$2,493
Adjusted EBITDA Margin	(e)	34%	21%	13%
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(a)Includes $2.8 million of intercompany revenue between Insurance Services, Software & Data, and Consumer Services and $39.7 million of intercompany revenue between these segments and the Reciprocal.
(b)Includes less than $0.1 million of intercompany cost of revenue between Insurance Services, Software & Data, and Consumer Services and $1.2 million of intercompany cost of revenue between these segments and the Reciprocal.
(c)Includes $2.8 million of intercompany selling and marketing expense between Insurance Services, Software & Data, and Consumer Services and $20.4 million of intercompany selling and marketing expense between Insurance Services and the Reciprocal.
(d)Includes $18.1 million of intercompany general and administrative expense between Insurance Services and the Reciprocal.
(e)Adjusted EBITDA is a non-GAAP measure. See Non-GAAP Financial Measures section.
The following table reconciles segment Adjusted EBITDA to Adjusted EBITDA (Excluding Reciprocal).

Unaudited		Three Months Ended September 30, 2025
Insurance Services Adjusted EBITDA		$25,300
Software & Data Adjusted EBITDA		5,128
Consumer Services Adjusted EBITDA		2,493

Corporate general and administrative expenses (excluding depreciation, amortization, impairments, stock-based compensation expense, restructuring & other costs, and acquisition & other transaction costs)	(a)	$(8,550)
Corporate product and technology expenses (excluding depreciation, amortization, and stock-based compensation expense)	(b)	(3,655)
Corporate selling and marketing expenses (excluding stock-based compensation expense)	(c)	(427)
Corporate interest income		337
Other corporate income (expense), net		—
Corporate unallocated items		$(12,295)

Adjusted EBITDA (Excluding Reciprocal)	(d)	$20,626
Net income (loss) attributable to Porch		$(10,857)
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(a)Excludes $0.6 million of depreciation and amortization, $4.5 million of stock-based compensation costs, and $0.6 million of other items that are omitted from Adjusted EBITDA (Excluding Reciprocal).
(b)Excludes $0.1 million of depreciation and amortization and $0.4 million of stock-based compensation costs.
(c)Excludes $0.1 million of stock-based compensation costs.
(d)Adjusted EBITDA (Excluding Reciprocal) is a non-GAAP measure. See Non-GAAP Financial Measures section.

The following table presents the Company’s key performance measures and operating metrics. Definitions are on page 12 of this release.

Unaudited		Three Months Ended September 30,
(dollars in millions unless otherwise indicated)		2026	2025	Change	% Change
Insurance Services & Reciprocal
Reciprocal Written Premium ("RWP")		$161.0	$137.5	$23.5	17%
Insurance Services Gross Profit as % of RWP		57%	45%
Insurance Services Adjusted EBITDA % of RWP	(a)	31%	18%
Reciprocal Policies Written (in thousands)		67.5	47.7	19.9	42%
RWP per Policy Written (unrounded)		$2,384	$2,884	$(500)	(17)%

Software & Data
Average Number of Companies (in thousands)		18.5	23.8	(5.3)	(22)%
Annualized Average Revenue per Company (unrounded)		$4,840	$4,140	$700	17%

Consumer Services
Monetized Services (in thousands)		83.7	93.9	(10.1)	(11)%
Average Revenue per Monetized Service (unrounded)		$219	$206	$13	6%
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(a)Insurance Services Adjusted EBITDA % of RWP is a non-GAAP measure. See Non-GAAP Financial Measures section.

Porch-Owned Segments Full-Year 2026 Financial Outlook
Financial guidance represents the businesses owned by Porch, and does not include the future expected results of the Reciprocal which is owned by its policyholder-members and not by Porch. Porch-Owned Segments full-year 2026 guidance is as follows:

2026 Porch-Owned Segments(a) Guidance
Financial Measure	Current Guidance Range	YoY Growth Range
Revenue (Excluding Reciprocal)(b)	$518m to $523m	24% to 25%
	Prior: $506m to $517m	Prior: 21% to 23%
Gross Profit (Excluding Reciprocal)(b)	$438m to $443m	27% to 29%
	Prior: $419m to $429m	Prior: 22% to 25%
Adjusted EBITDA (Excluding Reciprocal)(b)	$135m to $140m	76% to 83%
	Prior: $119m to $125m	Prior: 55% to 63%
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(a)Results in this earnings release reference results generated for Porch-Owned Segments, which includes the Insurance Services, Software & Data, and Consumer Services segments. Along with unallocated corporate functions, these are the businesses which Porch owns.
(b)Porch-Owned Segments Revenue (Excluding Reciprocal), Porch-Owned Segments Gross Profit (Excluding Reciprocal), and Adjusted EBITDA (Excluding Reciprocal) are non-GAAP measures.
Porch provides full year 2026 guidance based on current market conditions, assumptions, and expectations as of the date of this release. Actual results may vary due to a number of factors, and there is no guarantee that the Company will be able to achieve these results. Porch is not providing reconciliations of expected Porch-Owned Segments Revenue (Excluding Reciprocal), Porch-Owned Segments Gross Profit (Excluding Reciprocal), or Adjusted EBITDA (Excluding Reciprocal) for future periods to the most directly comparable measures prepared in accordance with GAAP because the Company is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of the Company’s control.

Balance Sheet Information (unaudited)
The following table provides the components of cash and cash equivalents, restricted cash and cash equivalents, and investments.

Unaudited (in millions)		September 30, 2026	June 30, 2026
Cash and cash equivalents (excluding Reciprocal)		$80.1	$54.1
Short-term investments (excluding Reciprocal)		5.2	5.0
Long-term investments (excluding Reciprocal)	(a)	72.3	60.1
Unrestricted cash, cash equivalents, and investments of Porch		157.6	119.2
Restricted cash and cash equivalents (excluding Reciprocal)		7.1	7.6
All cash, cash equivalents, investments, and restricted cash and cash equivalents of Porch		$164.7	$126.8

Cash and cash equivalents of the Reciprocal		$142.8	$133.3
Short-term investments of the Reciprocal		20.1	25.4
Long-term investments of the Reciprocal	(b)	169.8	171.7
Unrestricted cash, cash equivalents, and investments of the Reciprocal		332.7	330.4
Restricted cash and cash equivalents of the Reciprocal	(c)	0.6	0.6
All cash, cash equivalents, investments, and restricted cash and cash equivalents of the Reciprocal		$333.3	$331.0
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(a)Excludes 2.1 million shares of common stock held by Porch’s wholly owned captive reinsurance business.
(b)Excludes 16.2 million shares of common stock held by the Reciprocal.
(c)See Note 1 in the unaudited Notes to Condensed Consolidated Financial Statements for a description of the nature of restrictions.

At September 30, 2026, the total of cash, cash equivalents, restricted cash and cash equivalents, and investments of Porch-Owned Segments and corporate was $164.7 million. The increase from June 30, 2026, was primarily driven by Adjusted EBITDA (Excluding Reciprocal)1 of $44.5 million, partially offset by the $7.8 million repayment of the 0.75% Convertible Senior Unsecured Notes due September 2026 (the “2026 Notes”). Porch also holds $106 million surplus notes from the Reciprocal, which are eliminated in consolidation. The surplus notes bear interest of SOFR +9.75%.
At September 30, 2026, the total of the Reciprocal’s cash, cash equivalents, restricted cash and cash equivalents, and investments was $333.3 million.
As of September 30, 2026, outstanding principal for convertible debt was $467.3 million. This includes $134.0 million of 9.00% Convertible Senior Unsecured Notes due May 2030 (the “2030 Notes”) and $333.3 million of 6.75% Convertible Senior Secured Notes due October 2028 (the “2028 Notes”).
On October 13, 2026, we entered into a Stock and Membership Interest Purchase Agreement pursuant to which the Reciprocal will acquire Allied Trust Insurance Company, and our wholly owned subsidiary, Homeowners of America Holding Corporation, will acquire Allied Underwriters, LLC and Lonestar Lagniappe Reinsurance Holdings, LLC, in each case subject to certain adjustments and customary closing conditions. The transaction has not closed as of the date of this release and, accordingly, no amounts related to the acquisition have been recognized in our condensed consolidated financial statements as of September 30, 2026, other than an immaterial amount of professional fees.
Under the terms of the agreements, the Reciprocal will acquire Allied Trust’s insurance carrier for an initial base price of $55 million in cash, subject to adjustments for the carrier’s statutory surplus and indebtedness at closing, plus $50 million of deferred consideration payable over the 12 months following closing, which the Reciprocal may elect to pay in cash or the largely non-admitted PRCH shares it holds. The carrier is expected to have approximately $60 million of statutory surplus at closing. After giving effect to the acquired statutory surplus, the Reciprocal’s effective net purchase consideration is expected to be approximately $45 million2, subject to closing adjustments. The transaction is expected to be approximately statutory surplus neutral for the Reciprocal. Separately, Porch Group will acquire Allied Trust’s managing general agency and captive reinsurance entity for an aggregate base purchase price of $95 million, consisting of $75 million in cash and an expected $20 million in PRCH shares. Based on Allied Trust’s expected Adjusted EBITDA (Excluding Reciprocal) contribution during the first full year following close, the transaction represents an acquisition multiple of less than four times for Porch Group. The closing will not occur earlier than January 1, 2027, and the Company currently expects the acquisition to close in the first quarter of 2027.
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1 Adjusted EBITDA (Excluding Reciprocal) is a non-GAAP measure. See Non-GAAP Financial Measures section.
2 Reciprocal’s effective net purchase consideration is presented solely to illustrate the transaction's economics. Actual amounts at closing may differ.

Conference Call
Porch management will host a conference call today October 28, 2026, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The call will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website at ir.porchgroup.com. A question-and-answer session will follow management’s prepared remarks.
All are invited to listen to the event by registering for the webinar, a replay of the webinar will also be available. See the Investor Relations section of Porch’s corporate website at ir.porchgroup.com.
About Porch Group
Porch Group, Inc. (“Porch”) is a new kind of homeowners insurance company. Porch's strategy to win in homeowners insurance is to deploy leading vertical software solutions in select home-related industries, provide the best services for homebuyers including important moving services, leverage unique data for advantaged underwriting, and provide more protection for policyholders.

To learn more about Porch, visit ir.porchgroup.com.
Investor Relations Contact
IR@porch.com

Forward-Looking Statements
Certain statements in this release are considered forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning our financial outlook and guidance, future financial performance and results, possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believe,” “estimate,” “expect,” “project,” “forecast,” “may,” “will,” “should,” “seek,” “plan,” “scheduled,” “anticipate,” “intend,” or similar expressions.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:
•expansion plans and opportunities, and managing growth, to build a consumer brand;
•the incidence, frequency, and severity of weather events, extensive wildfires, and other catastrophes;
•economic conditions, especially those affecting the housing, insurance, and financial markets;
•expectations regarding revenue, cost of revenue, operating expenses, and the ability to achieve and maintain future profitability;
•existing and developing federal and state laws and regulations, including with respect to insurance, warranty, privacy, information security, data protection, and taxation, and management’s interpretation of and compliance with such laws and regulations;
•the structure, availability, and performance of Porch Reciprocal Exchange (the “Reciprocal”)’s and Homeowners of America (“HOA”)’s reinsurance programs to protect against loss and maintain their financial stability ratings and a healthy surplus, the success of which are dependent on a number of factors outside management’s control;
•the possibility that a decline in our share price would result in a negative impact to the Reciprocal’s surplus position and may require further financial support to enable the Reciprocal to meet applicable regulatory requirements and maintain financial stability rating;
•the possibility that a decline in our share price would result in a negative impact to our captive reinsurance business' capital and collateral portfolio, and may require further financial support to enable the captive reinsurance business to meet applicable regulatory requirements;
•uncertainties related to regulatory approval of insurance rates, policy forms, insurance products, license applications, acquisitions of businesses, or strategic initiative, and other matters within the purview of insurance regulators (including the discount associated with the shares contributed to HOA that were subsequently transferred to the Reciprocal in connection with the closing of the sale of HOA to the Reciprocal);
•the ability of the Company and its affiliates to successfully operate and manage the Reciprocal and our ability to successfully operate our businesses alongside a reciprocal exchange;
•our ability to implement our plans, forecasts and other expectations with respect to the Reciprocal and to realize expected synergies and/or convert policyholders from our existing insurance carrier business into policyholders of the Reciprocal;
•the risk that the proposed acquisition of Allied Trust Insurance Company, Allied Underwriters LLC and Lonestar Lagniappe Reinsurance Holdings, LLC (the “Allied Trust Acquisition”) may not be completed on the anticipated terms or timeline, or at all, including due to failure to obtain required approvals from the Texas Department of Insurance or other insurance regulators, or the imposition of conditions on those approvals;
•the occurrence of any event, change or other circumstance that could give rise to the termination of the Allied Trust Acquisition purchase agreement;
•the effect of the announcement or pendency of the Allied Trust Acquisition on relationships with policyholders, producers, reinsurers, regulators and employees, and on our operating results;
•transaction-related costs and the diversion of management’s attention associated with the Allied Trust Acquisition;
•adjustments to the purchase price negotiated in the Allied Trust Acquisition, including based on the acquired insurer’s statutory surplus at closing;
•our ability to integrate the acquired businesses and realize the anticipated benefits of the Allied Trust Acquisition;

•reliance on strategic, proprietary relationships to provide us with access to personal data and product information, and the ability to use such data and information to increase transaction volume and attract and retain customers;
•the ability to develop new, or enhance existing, products, services, and features and bring them to market in a timely manner;
•the ability to effectively integrate and leverage artificial intelligence and machine learning technologies;
•changes in capital requirements, and the ability to access capital when needed to provide statutory surplus;
•our ability to timely repay our outstanding indebtedness;
•the increased costs and initiatives required to address new legal and regulatory requirements arising from developments related to cybersecurity, privacy, and data governance and the increased costs and initiatives to protect against data breaches, cyber-attacks, virus or malware attacks, or other infiltrations or incidents affecting system integrity, availability, and performance;
•retaining and attracting skilled and experienced employees;
•costs related to being a public company; and
•other risks and uncertainties discussed in Part II, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our subsequent reports filed with the Securities and Exchange Commission (“SEC”), as well as those discussed elsewhere in this earnings release, all of which are available on the SEC’s website at www.sec.gov.
We caution you that the foregoing list may not contain all the risks to forward-looking statements made in this release.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described above and elsewhere in this release. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
This release includes non-GAAP financial measures, such as Porch-Owned Segments Revenue (Excluding Reciprocal), Porch-Owned Segments Gross Profit (Excluding Reciprocal), Adjusted EBITDA (Excluding Reciprocal), Insurance Services Adjusted EBITDA, Insurance Services Adjusted EBITDA Margin, Insurance Services Adjusted EBITDA % of RWP, Software & Data Adjusted EBITDA, Software & Data Adjusted EBITDA Margin, Consumer Services Adjusted EBITDA, and Consumer Services Adjusted EBITDA Margin.
Our management uses these non-GAAP financial measures as supplemental measures of our operating and financial performance, for internal budgeting and forecasting purposes, to evaluate financial and strategic planning matters, and to establish certain performance goals for incentive programs. We believe that the use of these non-GAAP financial measures provides investors with useful information to evaluate our operating and financial performance and trends and in comparing our financial results with competitors, other similar companies and companies across different industries, many of which present similar non-GAAP financial measures to investors. However, our definitions and methodology in calculating these non-GAAP measures may not be comparable to those used by other companies. In addition, we may modify the presentation of these non-GAAP financial measures in the future, and any such modification may be material.
You should not consider these non-GAAP financial measures in isolation, as a substitute to or superior to financial performance measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude specified income and expenses, some of which may be significant or material, that are required by GAAP to be recorded in our consolidated financial statements. We may also incur future income or expenses similar to those excluded from these non-GAAP financial measures, and the presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures reflect the exercise of management judgment about which income and expenses are included or excluded in determining these non-GAAP financial measures.
You should review the tables accompanying this release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure. We are not providing reconciliations of non-GAAP financial measures for future periods to the most directly comparable measures prepared in accordance with GAAP. We are unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control.

Porch-Owned Segments
We define Porch-Owned Segments as the Insurance Services, Software & Data, and Consumer Services segments. We define Porch-Owned Segments Revenue as the sum of revenue from the Insurance Services, Software & Data, and Consumer Services segments, less any intersegment eliminations. The following table reconciles Porch-Owned Segments Revenue (Excluding Reciprocal) to consolidated revenue (dollar amounts in thousands).

Unaudited	Three Months Ended September 30,
	2026	2025
Consolidated Revenue	$143,860	$127,288
Reciprocal Segment Revenue	(58,141)	(51,941)
Revenue Eliminations Related to Reciprocal Segment	55,066	39,727
Porch-Owned Segments Revenue (Excluding Reciprocal)	$140,785	$115,074
We define Porch-Owned Segments Gross Profit as the sum of gross profit from the Insurance Services, Software & Data, and Consumer Services segments, less any intersegment eliminations. The following table reconciles Porch-Owned Segments Gross Profit (Excluding Reciprocal) to consolidated gross profit (dollar amounts in thousands).

Unaudited	Three Months Ended September 30,
	2026		2025
	Amount	Margin (a)	Amount	Margin (a)
Consolidated Gross Profit	$107,869	75%	$96,153	76%
Reciprocal Segment Gross Profit	(37,209)	64%	(40,432)	78%
Gross Profit Eliminations Related to Reciprocal Segment	50,133	91%	38,521	97%
Porch-Owned Segments Gross Profit (Excluding Reciprocal)	$120,793	86%	$94,242	82%
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(a)Gross margin percentages are calculated using the corresponding revenue amounts presented in the preceding revenue reconciliation table.

Adjusted EBITDA (Excluding Reciprocal)

The measure previously defined as “Adjusted EBITDA (Loss)” has been renamed to “Adjusted EBITDA (Excluding Reciprocal)” to more clearly reflect its composition. We define Adjusted EBITDA (Excluding Reciprocal) as net income (loss) adjusted for net income (loss) attributable to the Reciprocal; interest expense; income taxes; depreciation and amortization; gain or loss on extinguishment of debt; other expense; other income; impairments of intangible assets and goodwill; gain or loss on reinsurance contract; impairments of property, equipment, and software; stock-based compensation expense and employer payroll tax related to PRSU vestings; mark-to-market gains or losses recognized on changes in the value of contingent consideration arrangements, unexercised warrants, and derivatives; restructuring and other costs; acquisition and other transaction costs; and non-cash bonus expense.
Beginning in the second quarter of 2026, we revised our definition of Adjusted EBITDA (Excluding Reciprocal) to exclude employer payroll tax expense related to the vesting and settlement of our performance restricted stock units ("PRSUs"). Our PRSUs vest upon the completion of a specified service period and the achievement of distinct multi-year performance goals. The first such vesting and settlement events occurred in 2026. As a result, we incurred employer payroll tax expense related to PRSUs for the first time in 2026, and no comparable expense was present in any prior period. We have historically excluded stock-based compensation expense from Adjusted EBITDA (Excluding Reciprocal), and we believe excluding the associated employer payroll tax expense on PRSUs ongoing is consistent with that treatment. The amount of this expense is driven by the price of our common stock at the time the PRSUs vest and settle and by the episodic timing of those events upon achievement of multi-year performance goals, each of which is subject to unpredictable fluctuations outside of our control. Accordingly, we do not consider this expense to be representative of our core operating results. Because this expense first arose in 2026, no prior-period amounts were recast, and this change had no effect on any prior period presented.

The following table reconciles Net income (loss) to Adjusted EBITDA (Excluding Reciprocal) for the periods presented (dollar amounts in thousands).

Unaudited	Three Months Ended September 30,
	2026	2025
Net income (loss)	$9,013	$(982)
Net loss (income) attributable to the Reciprocal	3,172	(9,875)
Net income attributable to Porch	12,185	(10,857)
Interest expense	15,120	13,953
Income tax expense (benefit)	751	1,160
Depreciation and amortization	4,336	4,910
Gain on extinguishment of debt	—	(361)
Other income, net	(79)	(118)
Stock-based compensation costs	11,376	7,181
Change in fair value of private warrant liability	—	5,702
Change in fair value of derivatives	—	(1,785)
Other	810	841
Adjusted EBITDA (Excluding Reciprocal)	$44,499	$20,626

Our segment operating and financial performance measures are Gross Profit and Adjusted EBITDA for the Insurance Services, Software & Data, and Consumer Services segments. Adjusted EBITDA for each segment is defined as Gross Profit less the following expenses associated with each segment: selling and marketing, product and technology, and general and administrative. Adjusted EBITDA also excludes non-cash items or items that management does not consider reflective of ongoing core operations, such as depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA Margin is defined as Adjusted EBITDA for the segment divided by the segment’s revenue. Insurance Services Adjusted EBITDA % of RWP is defined as Insurance Services Adjusted EBITDA divided by RWP.
The following table reconciles Gross Profit to Adjusted EBITDA, Gross Margin to Adjusted EBITDA Margin, and Gross Profit as a percentage of RWP to Insurance Services Adjusted EBITDA % of RWP for the Insurance Services segment.

Unaudited	Three Months Ended September 30,
	2026			2025
INSURANCE SERVICES	Amount	Margin	As a % of RWP	Amount	Margin	As a % of RWP
Gross Profit	$91,180	89%	57%	$62,250	84%	45%
Selling and marketing	(41,705)	(41)%	(26)%	(35,719)	(48)%	(26)%
Product and technology	(2,502)	(2)%	(2)%	(2,583)	(3)%	(2)%
General and administrative	(4,753)	(5)%	(3)%	(5,147)	(7)%	(4)%
Other income (expense)	5,330	5%	3%	5,240	7%	4%
Add: Reconciling items:
Depreciation and amortization	137	—%	—%	84	—%	—%
Stock-based compensation costs	1,757	2%	1%	1,183	1%	1%
Other gains and losses	682	1%	1%	(8)	—%	—%
Adjusted EBITDA	$50,126	49%	31%	$25,300	34%	18%

Revenue	$102,815	100%		$73,845	100%
Reciprocal Written Premium	$161,003		100%	$137,500		100%

The following table reconciles Gross Margin to Adjusted EBITDA Margin for the Software & Data segment.

Unaudited	Three Months Ended September 30,
SOFTWARE & DATA	2026	2025
Gross Margin	75%	74%
Selling and marketing	(39)%	(40)%
Product and technology	(25)%	(20)%
General and administrative	(9)%	(10)%
Add: Reconciling items:
Depreciation and amortization	12%	14%
Stock-based compensation costs	4%	2%
Interest expense	—%	—%
Other gains and losses	1%	1%
Adjusted EBITDA Margin	19%	21%

Revenue	100%	100%
The following table reconciles Gross Margin to Adjusted EBITDA Margin for the Consumer Services segment.

Unaudited	Three Months Ended September 30,
CONSUMER SERVICES	2026	2025
Gross Margin	85%	86%
Selling and marketing	(55)%	(60)%
Product and technology	(5)%	(6)%
General and administrative	(12)%	(13)%
Other income (expense)	1%	1%
Add: Reconciling items:
Depreciation and amortization	3%	4%
Stock-based compensation costs	2%	2%
Other gains and losses	(1)%	(1)%
Adjusted EBITDA Margin	18%	13%

Revenue	100%	100%

Key Performance Measures and Operating Metrics
In the management of these businesses, we identify, measure and evaluate various operating metrics. The key performance measures and operating metrics used in managing the businesses are discussed below. These key performance measures and operating metrics are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and may not be comparable to or calculated in the same way as other similarly titled measures and metrics used by other companies.
Insurance Services & Reciprocal Segments
Reciprocal Written Premium (“RWP”) — We define RWP as the total premium written by the Reciprocal for the face value of one year’s premium gross of cancellations, plus surplus contributions and policy fees, and before deductions for reinsurance in the period. RWP excludes the impact of cancellations and premiums ceded to reinsurers and includes surplus contributions and policy fees, and, therefore, should not be used as a substitute for revenue. We use RWP to manage the business because we believe it represents the business volume generated by associated customer acquisition activities and is reflective of the competitive market position when evaluated on a per written policy basis and is a key driver of both Porch and the Reciprocal’s growth and profit opportunities.
Reciprocal Policies Written — We define Reciprocal Policies Written as the number of new and renewal insurance policies written during the period by the Reciprocal Segment.
RWP per Policy Written — We define RWP per Policy Written as the RWP in the period, which is reflective of the total amount a policyholder is expected to pay, divided by the Reciprocal Policies Written in the period.
Software & Data
Average Number of Companies — We define Average Number of Companies as the average number of companies during the period across all of our Software & Data segment. This only includes the number of companies in our Software & Data segment.
Annualized Average Revenue per Company — We define Annualized Average Revenue per Company as the revenue generated across the Software & Data segment in the period over the Average Number of Companies in the period, which is then annualized (for example, for a given quarter, multiplied by 4).
Consumer Services
Monetized Services — We define Monetized Services as the total number of services from which we generated revenue, including, but not limited to, new and renewing warranty policies, completed moving jobs, sold security, TV/Internet or other home projects, measured over the period. This only includes services from Consumer Services segment and does not include insurance policies sold.
Average Revenue per Monetized Service — We define Average Revenue per Monetized Service as total Consumer Services segment revenue generated in the period over the number of Monetized Services.

PORCH GROUP, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(all numbers in thousands)

		September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents		$80,063	$44,676
Accounts receivable, net		13,203	11,307
Short-term investments		5,212	12,616
Prepaid expenses		4,677	6,440
Restricted cash and cash equivalents		7,092	8,503
Other current assets		7,418	4,666
Total current assets		117,665	88,208
Property, equipment, and software, net		31,145	27,607
Goodwill		191,907	191,907
Long-term investments		72,300	55,412
Intangible assets, net		20,411	30,492
Other assets		9,108	6,541
Assets of Reciprocal:	(1)
Cash and cash equivalents, including restricted		143,387	115,932
Accounts receivable, net		12,817	9,054
Short-term investments		20,109	7,664
Reinsurance balance due		5,292	37,653
Prepaid expenses and other current assets		8,081	3,945
Deferred policy acquisition costs		42,762	26,707
Intangible assets, net		20,431	23,319
Long-term investments		169,841	172,978
Other assets		1,230	4
Total assets		$866,486	$797,423
____________________________________
(1)Porch Reciprocal Exchange (the “Reciprocal”) is a consolidated variable interest entity not owned by Porch Group, Inc.

PORCH GROUP, INC.
Condensed Consolidated Balance Sheets (Unaudited) - Continued
(all numbers in thousands)

		September 30, 2026	December 31, 2025
Liabilities, Redeemable Noncontrolling Interest, and Stockholders' Equity
Current liabilities
Accounts payable		$2,680	$4,046
Accrued expenses and other current liabilities		50,877	38,877
Deferred revenue		4,477	4,552
Refundable customer deposits		10,102	12,535
Current debt		12,376	7,772
Total current liabilities		80,512	67,782
Long-term debt		391,879	385,060
Other liabilities		12,254	14,987
Liabilities of Reciprocal:	(1)
Accounts payable and other current liabilities		5,439	13,838
Deferred revenue		254,094	219,559
Losses and loss adjustment expense reserves		57,920	49,159
Other insurance liabilities, current		33,858	23,834
Other liabilities		849	818
Total liabilities		836,805	775,037

Redeemable noncontrolling interest related to the Reciprocal		16	—
Stockholders' equity
Common stock, $0.0001 par value per share		11	11
Additional paid-in capital		648,062	622,996
Accumulated other comprehensive income (loss)		(2,827)	642
Accumulated deficit		(637,704)	(648,268)
Porch stockholders' equity (deficit)		7,542	(24,619)
Noncontrolling interest related to the Reciprocal		22,123	47,005
Total stockholders' equity		29,665	22,386

Total liabilities, redeemable noncontrolling interest, and stockholders' equity		$866,486	$797,423
______________________________________
(1)The Reciprocal is a consolidated variable interest entity not owned by Porch Group, Inc.

PORCH GROUP, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(all numbers in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$143,860	$127,288	$405,865	$358,110
Cost of revenue	35,991	31,135	119,568	113,854
Gross profit	107,869	96,153	286,297	244,256
Operating expenses:
Selling and marketing	43,461	39,386	124,857	102,542
Product and technology	15,913	13,379	43,620	39,656
General and administrative	30,405	27,053	92,028	81,940
Total operating expenses	89,779	79,818	260,505	224,138
Operating income	18,090	16,335	25,792	20,118
Other income (expense):
Interest expense	(15,126)	(13,963)	(44,507)	(37,265)
Change in fair value of private warrant liability	—	(5,702)	—	(9,312)
Change in fair value of derivatives	—	1,785	2,627	21,311
Gain on extinguishment of debt	—	361	—	395
Investment income and realized gains and losses, net of investment expenses	3,687	2,989	10,236	8,464
Other income, net	1,367	1,535	4,046	11,428
Total other expense	(10,072)	(12,995)	(27,598)	(4,979)
Income (loss) before income taxes	8,018	3,340	(1,806)	15,139
Income tax benefit (expense)	995	(4,322)	(1,395)	(4,138)
Net income (loss)	9,013	(982)	$(3,201)	$11,001
Less: Net income (loss) attributable to the Reciprocal	(3,172)	9,875	(16,276)	10,884
Net income (loss) attributable to Porch	$12,185	$(10,857)	13,075	117

Earnings Per Share - Basic
Net income (loss) attributable to Porch per share - basic	$0.11	$(0.10)	$0.12	$—
Weighted average shares outstanding used to compute net income attributable to Porch per share - basic	113,526	104,301	110,256	103,064

Earnings Per Share - Diluted
Net income (loss) attributable to Porch per share - diluted	$0.10	$(0.10)	$0.11	$—
Weighted average shares outstanding used to compute net income attributable to Porch per share - diluted	126,298	104,301	120,081	117,578

PORCH GROUP, INC.
Cash Flow Information (Unaudited)
(all numbers in thousands)
The following tables provide certain details of cash flows of Porch and cash flows of the Reciprocal Segment for the three months ended September 30, 2026 and 2025.

	Three Months Ended September 30, 2026		Three Months Ended September 30, 2025
Three Months Ended September 30, 2026	Consolidated	Reciprocal Segment	Consolidated	Reciprocal Segment
Net cash provided by (used in) operating activities	$59,359	$7,942	$40,827	$11,982

Cash flows from investing activities:
Purchases of property and equipment and capitalized software development costs	(3,889)	—	(3,848)	—
Maturities, sales, (purchases) of investments, net	(13,114)	1,534	(21,511)	(4,142)
Proceeds from sale of business	—	—	1,217	—
Net cash provided by (used in) investing activities	(17,003)	1,534	(24,142)	(4,142)

Cash flows from financing activities:
Repayments of principal	(7,799)	—	(12,306)	—
Other financing activities	380	9	524	—
Net cash provided by (used in) financing activities	(7,419)	9	(11,782)	—

Net change in cash and cash equivalents & restricted cash and cash equivalents	34,937	9,485	4,903	7,840
Cash and cash equivalents & restricted cash and cash equivalents, beginning of period	195,605	133,902	187,893	103,395
Cash and cash equivalents & restricted cash and cash equivalents, end of period	$230,542	$143,387	$192,796	$111,235